SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) made as of this 29th day of March, 2005 (the “Effective Date”), by and among Edentify, Inc. (“Edentify”), a Delaware corporation with its principal address at 108 Saucon View Drive, Bethlehem, PA 18015 and Budgethotels Network, Inc. and its wholly-owned subsidiaries (collectively “Budget”), a Nevada corporation with its principal address at 1260 Hornby Street, Vancouver, British Columbia V6Z 1W2. William McLaws (“McLaws”) and Robert L. Chalmers (“Chalmers”), each an individual, hereby joins personally with respect to Articles IV, VI and VIII hereof. Terrence DeFranco hereby joins personally with respect to Articles II, V and Paragraph 8.4 hereof.

INTRODUCTION

WHEREAS Budget is a publicly traded corporation currently listed on the NASD Over-the-Counter Bulletin Board with all of its operations conducted through its wholly-owned subsidiary, InfoCenter, Inc. (“InfoCenter”);

WHEREAS, prior to execution of this Agreement, the Board of Directors of Budget intends to authorize the transfer of its Business existing at the time of the execution of this Agreement, including, but not limited to all Obligations (as hereinafter defined) to its wholly-owned subsidiary, InfoCenter;

WHEREAS, the Board of Directors of InfoCenter intends to operate InfoCenter during the period of time between the execution of this Agreement and the Spin-Off (defined hereinafter) with the intention of distributing the shares of InfoCenter to the shareholders of record of Budget immediately prior to the execution of this Agreement or otherwise pursuant to a Distribution Agreement by January 31, 2006 and shall personally indemnify the post-Closing directors of Budget with regard to the operations of InfoCenter, as well as with regard to information provided to Budget’s post-Closing directors or officers or to Budget’s shareholders for inclusion in filings with the SEC by Budget during that time;

WHEREAS, Edentify is a corporation that is engaged in providing businesses with information-based and technology based services used in the detection and prevention of identity fraud;

WHEREAS, DeFranco owns all the issued and outstanding shares of common stock of Edentify;

WHEREAS, DeFranco desires to exchange (the “Exchange”) all of his shares of the common stock of Edentify for an aggregate of 216,102,572 shares (subject to adjustment for stock splits and common stock of Budget to be issued upon exercise of any warrants that are not cancelled prior to Closing) of the common stock of Budget (hereinafter, the “Budget Shares”) with the result being that DeFranco and certain nominees will, at Closing, become the holders of 88.2% (on a fully diluted basis taking into account any dividends or splits of the common stock of Budget) of the issued and outstanding common stock of Budget and Edentify will become a wholly owned subsidiary of Budget; and

WHEREAS, the authorized shares of Budget prior to Closing consists of 50,000,000 shares of common stock;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound hereby, do mutually agree as follows:

ARTICLE I
DEFINITIONS, DISCLOSURE SCHEDULE

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

“Budget Disclosure Documents” shall refer to the disclosures made in the SEC Filings (as hereinafter defined) as well as the Schedule of Exceptions (as hereinafter defined).

“Contract” shall mean any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral).

“Edentify Disclosure Documents” shall refer to the disclosures made in the Schedule of Exceptions (as hereinafter defined).

“Enforceability Exceptions” shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

“GAAP” shall refer to generally accepted accounting principles as applicable in the United States.

“Knowledge “ shall mean with respect to a party’s awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised sound discretion in the management of his own affairs.

“Laws” shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States and other jurisdictions to which Edentify and Budget, as applicable, are subject,.

“Liabilities” shall mean any indebtedness, liability, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Material Adverse Effect” or “Material Adverse Change” with respect to a party means an adverse change which would in the aggregate have material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects on a consolidated or combined basis of such party.

“Obligations” shall mean, with respect to Budget, all liabilities, debts, amounts due, or contracts existing as of the Closing and any claims or causes of action arising out of or as a result of actions taken prior to Closing, as well as any and all expenses and costs related thereto.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

“Schedule of Exceptions” shall mean the schedule that may be attached to and made part of this Agreement containing any exceptions to any representations made in this Agreement, which such schedule shall be organized into paragraphs corresponding to the sections of this Agreement.

“SEC Filings” shall mean all registration statements filed pursuant to the Securities Act or reports filed pursuant to the Securities Exchange Act since August 6, 2003.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Subsidiary” shall refer to any corporations or other entities in which a Person has a majority interest or which is otherwise controlled by such Person.

“Taxes” shall mean any income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon.

“Transactions” shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Exchange.

ARTICLE II
THE TRANSACTIONS

2.1 The Exchange. On the Closing Date (as defined in Section 2.8), DeFranco and his nominees shall receive such shares or, to the extent such shares are unavailable for issuance on the Closing Date, the rights to receive such shares, in the relative percentages for each set forth on the attached Schedule 2.1, representing, on a fully-diluted basis (and taking into account any adjustments for stock dividends or splits), an aggregate of eighty-eight and 20/100 percent (88.2%) of the outstanding common stock of Budget; in exchange, Budget shall receive shares of Edentify representing all of the outstanding common stock of Edentify. On the Closing Date, Edentify shall receive at least forty-two percent (42%) of the authorized shares of common stock of Budget. No Shareholder shall have any right to receive fractional shares but any fractional share shall be rounded to the nearest whole share.

2.2 Transfer of Residual Business and Obligations. Prior to Closing, Budget shall have transferred all of its Business existing at the time of Closing, including, but not limited to all Obligations to its wholly owned subsidiary, to InfoCenter and InfoCenter shall have entered into a Distribution Agreement in the form of the attached Exhibit “A” for the spin-off of InfoCenter.

2.3 Transfer of Board Control and Public Notice. At Closing, McLaws and Chalmers shall have submitted their written resignations from the Board of Budget effective as of that date and, if requested to do so by Edentify, shall have elected its nominees to the Board of Budget effective on Closing. Within the time prescribed by Rule 14f-1 of the Securities Exchange Act, Budget shall file, at its sole expense (which expense shall not remain on the income statement or be reflected on the balance sheet of Budget at Closing), an Information Statement on Form 14F and all other filings necessary pursuant to the Securities Exchange Act regarding the election of (and concurrent resignation of) those directors of Budget to be effected at Closing as designated by DeFranco.

2.4 Payment. In consideration for the Exchange, Edentify shall pay the sum of One Hundred Fifty Thousand Dollars ($150,000) as follows:

(a)	Upon execution of this Agreement, Twenty-Five Thousand Dollars ($25,000) of the sum deposited by Edentify into the escrow account with Edentify’s attorneys on March 1, 2005 (the “Escrow”) shall be released to Budget or its nominees;

(b)	At Closing, Fifty Thousand Dollars ($50,000) of the sum deposited by Edentify into Escrow shall be paid to Budget or its nominees; and

(c)	By July 15, 2005, Edentify shall pay an additional Seventy-Five Thousand Dollars ($75,000) by wire transfer or bank cashier’s check to Budget or its nominees. This payment shall be personally guaranteed by DeFranco as set forth in paragraph 8.4 hereof.

2.7 Cancellation of Rights. On or before Closing, Budget shall use its best efforts to cancel or redeem all outstanding options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of Budget, obligations of Budget, whether absolute or contingent, to issue any shares of equity securities or other ownership interests, debt or equity securities directly or indirectly convertible into any equity securities of Budget, and any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of Budget.

2.8 Closing. The closing of the Exchange contemplated hereby (the “Closing”) shall be held on the next business day after Budget has made the deliveries required in paragraph 3.2(a) hereof and all conditions set forth in Articles VI and VII have been fulfilled or waived or such earlier date as the parties may agree. The Closing shall be held at such place and at such time as the parties may mutually agree but in no event later than April 30, 2005 at the offices of Flamm, Boroff & Bacine, P.C., 925 Harvest Drive, Blue Bell, Pennsylvania 19422 and may be effected by the exchange of fax copies or overnight delivery of executed documents by the respective parties. The date upon which such Closing shall occur shall be referred to as the “Closing Date.”

ARTICLE III
CLOSING DELIVERIES

3.1 Closing Deliveries by Edentify. At the Closing, in addition to documents referred to elsewhere herein, Edentify shall deliver, or cause to be delivered from escrow, to Budget in a form reasonably satisfactory to Budget and its counsel:

(1) Stock Certificate(s) owned by DeFranco representing all the shares of common stock of Edentify to be transferred to Budget as set forth in section 2.1 of this Agreement;

(2) a Certificate of Sole Shareholder affirming the accuracy of his representations, as of the Closing Date;

(3) Such other documents as Budget or its counsel may reasonably request.

(4) the sum of Fifty Thousand Dollars ($50,000) paid from the deposit made by DeFranco and held in escrow.

3.2 Closing Deliveries by Budget. (a) Upon execution of this Agreement, in addition to documents referred to elsewhere, Budget shall deliver or cause to be delivered from escrow to Edentify or to others at the direction of DeFranco, from Budget or other third parties, including officers of Budget, in a form reasonably satisfactory to Edentify and its counsel:

(1) Certified copies of resolutions of the Board and controlling shareholders approving the Exchange and all related transactions and documents as of the date of execution hereof and approving and authorizing, as of the Closing date: (a) the cancellation of derivative securities rights pursuant to paragraph 2.7 hereof; (b) the election of the nominees of Edentify to the Board of Directors of Budget and (c) the transfer of all assets and liabilities of Budget to InfoCenter in accordance with paragraph 2.2 hereof;

(2) A certificate, in the form attached hereto as Exhibit “B” representing the right to Budget Shares for any deficiency in the number of Budget Shares to be delivered pursuant to Edentify pursuant to Section 3.2(b)(1) above;

(3) Certified copies of resolutions of the Board of Directors of InfoCenter approving the assumption by InfoCenter of the Obligations of Budget as of Closing; and

(4) Such other documents as DeFranco or his counsel may reasonably request.

(b) At Closing, in addition to documents referred to elsewhere, Budget shall deliver or cause to be delivered from escrow to Edentify or to others at the direction of DeFranco, from Budget or other third parties, including officers of Budget, in a form reasonably satisfactory to Edentify and its counsel:

(1) Certificates representing the Budget Shares to be issued pursuant to the Exchange;

(2) Fully executed copy of Distribution Agreement;

(3) Certificate of officers of Budget affirming the accuracy of representations as of the Closing Date;

(4) Copies of the resignations of certain of the directors and officers of Budget; and

(5) Such other documents as DeFranco or counsel to Edentify may reasonably request.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUDGET AND
CONTROLLING SHAREHOLDER OF BUDGET

Except as set forth in the Budget Disclosure Documents, Budget and William McLaws (the “Controlling Budget Shareholder”) make the following representations and warranties to Shareholders on and as of the date hereof with the knowledge and understanding that Edentify and DeFranco are relying materially upon such representations and warranties.

4.1 Organization and Standing of Budget. Budget is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Budget has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each jurisdiction where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect. The copies of the Certificates of Incorporation and By-laws of Budget as amended to date, and made available to Edentify, are true and complete copies of those documents as now in effect.

4.2 Capitalization. The authorized capital stock of Budget, consists of 50,000,000 shares of common stock of which 28,911,682 shares are issued and outstanding. The shares of common stock of Budget that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Notwithstanding the Exchange contemplated by this Agreement and except as set forth in the Disclosure Documents, there are(there are) no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of Budget, (b) obligations of Budget, whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of Budget or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of Budget.

4.3 No Other Subsidiaries. Budget has no Subsidiary other than InfoCenter, Inc. and no interest in any other corporation, partnership, joint venture or other entity.

4.4 Authority. This Agreement constitutes, when executed and delivered by Budget in accordance herewith, the valid and binding obligations of each of them, enforceable in accordance with its respective terms, subject to the Enforceability Exceptions.

4.5 Contracts. There are no Contracts to which Budget is a party or by which it is bound.

4.6 Litigation. There is no claim, action, proceeding, or investigation pending or, to its Knowledge, threatened against or affecting Budget before or by any court, arbitrator or governmental agency or authority. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Budget and with respect to any action or claim covered by insurance, Budget has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

4.7 Taxes. Budget has duly filed all returns required, in the opinion of its tax counsel, to be filed by it (on a consolidated basis with InfoCenter). To the Knowledge of Budget such returns were, when filed, and are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Budget has paid or will pay in full or has adequately reserved against all taxes otherwise assessed against it through the Closing Date.

Budget is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the best of its Knowledge, no claim for assessment or collection of any tax related to Budget has been asserted against Budget that has not been paid. There are no tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Budget. There is no valid basis, to the best of its Knowledge for any assessment, deficiency, notice, or similar intention to assess any tax to be issued to Budget by any governmental authority.

4.8 No Conflict. The execution and performance of this Agreement and any other agreements contemplated hereby will not (i) conflict with or violate the Articles of Incorporation or the by-laws of Budget or (ii) violate in any material respect any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Budget is a party..

4.9 SEC Filings. The SEC Filings of Budget are true and correct and contain no material misstatement of fact as of the date of filing.

4.10 Financial Documents. The financial statements that are part of the SEC Filings are true and complete copies of the financial statements of Budget (and to the extend thereof, of InfoCenter). These financial statements (i) have been prepared from the books and records of Budget (and to the extent thereof, of InfoCenter) in accordance with GAAP consistently applied with prior periods, and (ii) are complete and correct and fairly reflect, in each case in all material respects, the financial condition and results of operations of Budget (and, to the extent thereof, of InfoCenter) as of the dates and for the periods indicated thereon. The books and accounts of Budget (and to the extent thereof, of InfoCenter) have been maintained in all material respects in accordance with sound business practices.

4.11 Compliance With Law-General. Budget materially complies with material Laws applicable to them.

4.12 Employee Benefit Plans. Except as set forth in the Budget Disclosure Documents, Budget has never maintained or contributed to any employee benefit plan, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding. With respect to the plans, the laws as applicable, have been fulfilled in all material respects and no event has occurred nor does any condition exist which would subject Budget or DeFranco to any material penalty, excise tax or liability.

4.13 Consents. Except as may be required by federal securities laws and regulations, no authorization, license, franchise, approval, order or consent of, and no registration, declaration or filing by Budget with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement, and consummation of the Transaction.

4.14 Liabilities. Budget has no material Liabilities other than (i) Liabilities fully and adequately reflected or reserved against on the Balance Sheet or (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of Budget or to be insured in connection with this transaction and any related transaction.

4.15 No Commissions. Budget has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

4.16 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the Budget Disclosure Documents, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF EDENTIFY AND
CONTROLLING SHAREHOLDER OF EDENTIFY

Except as set forth in the Edentify Disclosure Documents, Edentify and DeFranco, jointly and severally (except with respect to sections 5.4 and 5.5) represent and warrant to, and agree with, Budget as follows as of the date hereof with the knowledge and understanding that Budget is relying materially upon such representations and warranties:

5.1 Organization and Standing of Edentify. Edentify is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a Material Adverse Effect.

5.2 Subsidiaries. Except as set forth in the Edentify Disclosure Documents, Edentify has no Subsidiaries and no interest in any other corporation, partnership, joint venture or other entity.

5.3 Capitalization. The authorized capital stock of Edentify, consists of 110,000 shares, comprised of 100,000 shares of common stock of which 1,000 shares are issued and outstanding and 10,000 shares of preferred stock of which no shares have been issued. The shares of common stock of Edentify that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Except as set forth on Schedule 5.3, there are no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of Edentify, (b) obligations of Edentify, whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of Edentify or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of Edentify. Further, except as required in this Agreement, prior to the Closing Date, Budget will take no action to authorize the issuance of any options, warrants, stock rights, stock dividends, or any securities convertible into common stock of Budget.

5.4 Share Ownership. DeFranco is the record and beneficial owner of the number of shares of Edentify listed after his name on the signature page free and clear of all liens and encumbrances and claims of any kind. Upon execution of this Agreement and delivery at Closing of the certificates for the Budget shares and rights to shares pursuant to the Exchange, Budget shall receive marketable title to such shares free and clear of all Liens and encumbrances and claims of third parties.

5.5 Investment. DeFranco hereby represents, warrants and agrees that he will be acquiring the shares of Budget to be received by him, for investment, for his own account, and not with a view to the distribution of the Budget shares. In such connection, DeFranco further represents and warrants that he understands that Budget is issuing the Budget shares that he is designated to receive, to him in reliance upon an exemption from the registration requirements pursuant to Section 5 of the Securities Act and the rules and regulations thereunder. DeFranco agrees that the Budget Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by him unless Budget shall have been supplied with evidence satisfactory to it and its counsel that such transfer is not in violation of the Securities Act. Furthermore, DeFranco understands that the certificates for the Budget shares shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the Budget shares with respect thereto. DeFranco consents to the placing of such legend on the certificates for the Budget shares.

5.6 Governmental Approval; Consents. Except as may be required by federal securities laws and regulations, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Edentify with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement and consummation of the transaction. No Consents of any other parties are required to be received by or on the part of Edentify to enable it to enter into and carry out this Agreement.

5.7 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Edentify in accordance herewith, the valid and binding obligations of Edentify enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

5.8 Litigation. There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting Edentify before or by any court, arbitrator or governmental agency or authority. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Edentify.

5.9 No Commissions. Edentify has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

5.10 Accuracy of Representations. None of the representations or warranties contained in this Agreement, including the Edentify Disclosure Schedule, contains, or will contain at the Closing Date, any false or misleading statement, or omits, or will omit at the Closing Date, any fact or statement necessary to make the other statements or facts set forth herein or therein not false or misleading.

ARTICLE VI
CONDITIONS TO SHAREHOLDERS’ OBLIGATIONS

In addition to the deliveries provided for in Article III Edentify’s obligation to consummate the Closing is subject to the following conditions:

6.1 Compliance by Budget. Budget shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Budget prior to or on the Closing Date.

6.2 Transfer of Business and Obligations to InfoCenter. The transfer set forth in paragraph 2.3 shall have been completed.

6.3 New Directors and Officers. As of the Closing, McLaws and Chalmers, the current directors of Budget, shall have tendered their resignations, in writing, to Budget and two (2) nominees of DeFranco shall have been elected or appointed in their place.

6.4 Continued Market for Shares. As of the Closing, the common stock of Budget shall continue to be eligible for quotation on the NASD Over the Counter Bulletin Board and not subject to any contemplated delisting or other restriction on trading.

6.5 Accuracy of Budget Representations. The representations and warranties of Budget and each of the Controlling Budget Shareholder contained in this Agreement (including any exhibit hereto and the Budget Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects at and as of the Closing Date.

6.6 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

6.7 Documents. All documents and instruments to be delivered by Budget to Edentify at the Closing pursuant to Section 3.2 shall have been delivered in accordance with such section.

ARTICLE VII
CONDITIONS TO BUDGET’S OBLIGATIONS

In addition to the deliveries provided for in Article 3, Budget’s obligation to consummate the Closing is subject to the following conditions:

7.1 Compliance by Edentify. Edentify shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Edentify prior to or on the Closing Date.

7.2 Payment. Edentify shall have paid $75,000 to Budget from the deposit into escrow made by Edentify.

7.3 Accuracy of Edentify Representations . The representations and warranties of Edentify contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true in all material respects.

7.4 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Edentify’s Knowledge, be threatened.

7.5 Documents. All documents and instruments to be delivered to Budget by Edentify at the Closing shall have been delivered pursuant to Section 3.1 and in accordance with such section.

ARTICLE VIII
POST CLOSING OBLIGATIONS

8.1 Spin-Off of InfoCenter. The Board of Directors of InfoCenter shall have completed the spin-off of InfoCenter pursuant to the Distribution Agreement no later than January 31, 2006. In the event that the Spin-Off is not completed by January 31, 2006, Edentify shall be entitled to an immediate payment in the amount of $50,000 from McLaws and Chalmers.

8.2 Cooperation with Filing of SEC Reports. Further, McLaws and the Board of Directors of InfoCenter shall provide to Budget all financial and other information necessary to complete any required periodic reports on Form 8-K, quarterly reports on Form 10Q-SB and annual reports on Form 10-KSB (or such other alternate form as is available) required for the periods included from the Closing date through to the effective date of the spin-off of InfoCenter, and McLaws and the Board of Directors of InfoCenter shall fully cooperate with the principals and advisors of Budget as may be requested by Budget in order to complete and file such reports.

8.3 Non-Interference with Board of InfoCenter. From the Closing date through the effective date of the spin-off of InfoCenter, and to the extent permitted by law or regulation, DeFranco and the Board of Budget shall take no action, without cause, to remove McLaws or Chalmers or any other director of InfoCenter.

8.4 Indemnification by McLaws and Chalmers. During the period commencing with Closing through to the effective date of the Spin-Off of InfoCenter, McLaws and Chalmers hereby agree, jointly and severally, to indemnify, defend and hold Budget and Edentify and their respective directors, officers, managers, shareholders, partners, members, employees and agents (each, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Indemnified Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by InfoCenter or its directors, officers, or principals in this Agreement or resulting from information provided by any of them for inclusion in any filing with the SEC directed to the shareholders of Budget or made by Budget to the SEC covering such period. McLaws, Chalmers and the directors of InfoCenter post-Closing shall cooperate fully with and provide all reasonable assistance requested of them by DeFranco and Budget with regard to any SEC investigation arising out of or with regard thereto.

8.5 Payment. Edentify shall pay $75,000 by wire transfer or bank cashier’s check to InfoCenter by July 15, 2005. DeFranco hereby personally guarantees the payment of such sum by Edentify.

ARTICLE IX
MISCELLANEOUS

9.1 Expenses. Each party shall bear its own costs in respect of the Transactions.

9.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of Edentify, Budget, DeFranco or McLaws pursuant hereto, or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Edentify, Budget, DeFranco or McLaws, as the case may be, hereunder. All representations, warranties, and covenants made by Edentify, Budget, DeFranco or McLaws in this Agreement, or pursuant hereto, including, without limitation, the indemnification by McLaws, shall survive the Closing, but shall terminate two (2) years from the Closing Date.

9.3 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party or parties. Any attempted assignment in violation of this section 9.3 shall be void and ineffective for all purposes. In the event of an assignment permitted by this section 9.3, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

9.4 Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) or with respect of notices from the United States sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

(a) If to Edentify: Edentify, Inc.

108 Saucon View Drive
Bethlehem, PA 18015
Attn: Terrence DeFranco

With a copy to: Flamm, Boroff & Bacine, P.C.

925 Harvest Drive, Suite 220
Blue Bell, Pennsylvania 19422
Attn: Kenneth R. Vennera, Esq.
Fax No.: (215) 239-6074

(b) If to Budget: 1260 Hornby Street

Vancouver, British Columbia V6Z 1W2
Attn: William McLaws

Fax: (250) 868-1223

With a copy to: Frascona, Joiner, Goodman and Greenstein, P.C.

4750 Table Mesa Drive
Boulder, CO 80305-5575
Attn: Gary S. Joiner, Esq.
Fax: (303) 494-6309

All such notices shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address by hand, if personally delivered; or sent by facsimile transmission provided such transmission has been confirmed as sent, (ii) the third (3rd) business day following the date deposited with the United States Postal Service, or (iii) the next business day after shipment overnight by recognized courier service.

9.5 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.

9.6 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

9.7 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

9.8 Entire Agreement. This Agreement, including any exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

9.9 Waiver of Jury Trial. Each of the parties hereto expressly waives its right to a jury trial with respect to any such suit, litigation or other judicial proceeding.

9.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

9.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the Effective Date.

BUDGETHOTELS NETWORK, INC.

By:      /s/ William McLaws

Name: William McLaws Title: President

EDENTIFY, INC.

By:      /s/ Terrence DeFranco

Name: Terrence DeFranco Title: Chief Executive Officer

WITH RESPECT TO
ARTICLES II, V AND VIII ONLY:

/s/ Terrence DeFranco

TERRENCE DEFRANCO

WITH RESPECT TO
ARTICLES IV, VI and VIII ONLY:

/s/ William McLaws

William McLaws

/s/ Robert L. Chalmers

Robert L. Chalmers